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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
AMERIVEST PROPERTIES INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERIVEST PROPERTIES INC.
1780 South Bellaire Street, Suite 100
Denver, Colorado 80222
(303) 297-1800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 16, 2005

        The 2005 annual meeting of stockholders of AmeriVest Properties Inc. will be held on June 16, 2005 at 2:00 p.m. (Denver time) at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, for the following purposes:

  1.
  To elect members of the Board of Directors, whose terms are described in the proxy statement; and

  2.
  To transact any other business that properly may come before the meeting and any adjournment or postponement thereof.

        Only the stockholders of record as shown on our transfer books at the close of business on April 20, 2005 are entitled to notice of, and to vote at, the stockholders meeting and any adjournment or postponement of the meeting.

        Your vote is important. Regardless of whether you expect to attend the meeting in person, please vote by completing, dating, signing and returning promptly the enclosed proxy card in the accompanying envelope (which requires no postage if mailed in the United States) in accordance with the instructions on the proxy card. You may revoke your proxy at any time before it is exercised by delivering written notice of revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person at the stockholders meeting, that the proxy be returned.

        ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE STOCKHOLDER MEETING.

By the Board of Directors
KATHRYN L. HALE Secretary

Denver, Colorado
May 20, 2005

PROXY STATEMENT

AMERIVEST PROPERTIES INC.
1780 South Bellaire Street, Suite 100
Denver, Colorado 80222
(303) 297-1800

ANNUAL MEETING OF STOCKHOLDERS
to be held
June 16, 2005

        This proxy statement is provided in connection with the solicitation of proxies by the Board of Directors of AmeriVest Properties Inc., a Maryland corporation, to be voted at the 2005 annual meeting of stockholders of AmeriVest to be held at 2:00 p.m. (Denver time) on June 16, 2005 at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, or at any adjournment or postponement of the meeting. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to stockholders on or about May 20, 2005.

        The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted for each of the proposals described in this proxy statement. Shares of common stock in the name of brokers that are not voted are treated as not present at the Annual Meeting. Votes at the Annual Meeting of Stockholders are counted by Inspectors of Election appointed by the chairman of the meeting.

        A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person at the annual meeting, that the proxy be returned.

        Only holders of common stock of record as of the close of business on April 20, 2005 will be entitled to vote at the meeting. As of the close of business on April 20, 2005, there were outstanding 24,022,597 shares of common stock entitled to vote at the meeting, with each share of common stock entitling the holder of record on such date to one vote.

        The solicitation of proxies is to be made principally by mail. Following the original solicitation, however, further solicitations may be made by telephone or oral communication with stockholders. Our officers, directors and employees may solicit proxies, but without compensation for such solicitation other than their regular compensation as our employees. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. All expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material will be paid by us. A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders.

        Unless the context indicates otherwise, the terms "us," "we," or "AmeriVest" shall be used in the proxy statement to include AmeriVest Properties Inc. and all its subsidiaries that existed during the period of reference.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our board of directors is composed of eight directors, each of whose term will expire at the annual meeting. The Board of Directors, upon the recommendation of the Nominating Committee, has recommended Messrs. Atkins, Knight, Gelles, Hewitt, Holman, Labate and Tepper and Ms. Derrington for re-election to the Board of Directors, to hold office until the 2006 annual meeting of stockholders and until their successors are elected and have qualified.

        Each Messrs. Atkins, Knight, Gelles, Hewitt, Holman, Labate and Tepper and Ms. Derrington has consented to be named in this proxy statement as a nominee for director and to serve on the Board of Directors if elected. It is not anticipated that any of Messrs. Atkins, Knight, Gelles, Hewitt, Holman, Labate and Tepper or Ms. Derrington will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person or persons as the Board of Directors may recommend.

        The principal occupation and certain other information are set forth regarding the nominees and the other directors whose terms of office will continue after the annual meeting can be found on page 3. Information about the share ownership of the nominees and other directors can be found on page 21.

        Vote Required and Recommendation of Board of Directors.    Assuming the presence of a quorum, the affirmative vote of a majority of the shares represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in the stockholder's name. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for each of Messrs. Atkins, Knight, Gelles, Hewitt, Holman, Labate and Tepper and Ms. Derrington. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. If the American Stock Exchange considers this to be a routine proposal, a nominee holding shares in street name may vote for the proposal without voting instructions from the beneficial owner.

        Your Board of Directors recommends a vote "FOR" the proposal to elect each of Messrs. Atkins, Knight, Gelles, Hewitt, Holman, Labate and Tepper and Ms. Derrington to the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

Directors And Executive Officers

        Set forth in the following table are the names of our directors and executive officers, their respective positions and ages, and the year in which each director was initially elected as a director of AmeriVest. The term of each of our directors will terminate at the 2005 annual meeting of stockholders.

        Additional information concerning each of these directors and executive officers is shown below.

Name	Age	Position with AmeriVest	Initial Date as Director
Charles K. Knight(1)	48	President, Chief Executive Officer and Director	1999
John B. Greenman	50	Vice President and Chief Investment Officer	—
Kathryn L. Hale	55	Chief Financial Officer and Secretary	—
Other Directors
William T. Atkins(1)	56	Director and Chairman of the Board	1999
Harry P. Gelles (2)(3)(4)(5)	71	Director	2000
Alexander S. Hewitt	47	Director and Vice Chairman	2004
Robert W. Holman, Jr.(1)(2)(3)(5)	61	Director and Outside Lead Director	2001
John A. Labate(2)(4)(5)	56	Director	1995
Jerry J. Tepper(1)(2)(3)(4)(5)	67	Director	2000
Patrice Derrington(1)(2)(5)	49	Director	2003

(1)
Member of the Acquisition Committee of the Board.

(2)
Member of the Audit Committee of the Board.

(3)
Member of the Compensation Committee of the Board.

(4)
Member of the Nominating and Governance Committee of the Board.

(5)
Member of the Special Committee of the Board.

        Charles K. Knight has served as our Chief Executive Officer since May 2005, our President since October 2000, as a director of AmeriVest since August 1999, as our Chief Operating Officer from October 2000 to May 2005 and as a Vice President and our corporate Secretary from December 1999 to October 2000. Mr. Knight became an employee of AmeriVest on January 1, 2002 as a result of our purchase of the administrative and property management and accounting services business of Sheridan Realty Advisors. He also served as President and a managing member of Sheridan Realty Advisors from December 1999 through December 2002. Since 1998, Mr. Knight has served as Vice President and a member of Sheridan Development, LLC. Since 1996, Mr. Knight has been the owner and served as the President of Abaco Investment Group, a real estate investment company. Earlier, Mr. Knight was a Vice President of Public Storage Inc., a publicly-traded REIT, and Vice President and General Counsel of Cardis Corporation, a publicly-traded automotive parts distributor, and he worked for several years as a corporate securities attorney with firms in New York and Los Angeles. Mr. Knight received his Bachelor of Arts degree from the University of California at Santa Barbara in 1977, and his Juris Doctor and Masters of Business Administration degrees from the University of California at Los Angeles in 1982. Mr. Knight maintains an inactive law license in the States of Colorado, New York and California.

        John B. Greenman has served as our Vice President and Chief Investment Officer of AmeriVest since January 2000. Mr. Greenman became our employee on January 1, 2003 following the termination of our Advisory Agreement with Sheridan Realty Advisors. From December 1999 through December 2002, he has also served as Senior Vice President and a member of Sheridan Realty Advisors. Since 1994, he has served as Vice President of Sheridan Realty Corp. and as a senior officer of other Sheridan Group companies. Prior to joining The Sheridan Group, Mr. Greenman was a Senior Director in the Real Estate Capital Markets Group at Continental Bank in Chicago. He first joined Continental in 1979 and held several corporate banking positions, including an assignment to the bank's London branch. Mr. Greenman also worked at First Interstate Bank. He graduated from Amherst College in 1976 and in 1979 received his Masters of Arts degree from the School of Advanced International Studies at Johns Hopkins University. Mr. Greenman is a member of the Urban Land Institute.

        Kathryn L. Hale has served as our Chief Financial Officer and corporate Secretary of AmeriVest since December 2003. From June 2001 to December 2003, Ms. Hale served as a Financial Consultant with Kern Consulting, LLC and with Resources Connection, each a financial consulting firm. From February 2001 to June 2001, she served as the Chief Financial Officer and Senior Vice President of On Command Corporation, an in-hotel entertainment provider, and from August 2000 to February 2001, as Vice President of Finance. From June 1999 to August 2000, Ms. Hale served as a Financial Consultant for Resources Connection; her clientele included On Command Corporation. From 1997 to December 1999, Ms. Hale served as Chief Financial Officer of InterComm Holdings, LLC, an international cable holding company; from 1986 to 1997, she serves as VP/Controller for Rifkin & Associates, an affiliate of InterComm Holdings. Ms. Hale graduated from the University of Colorado at Denver with a B.S. in Accounting in 1977 and received her CPA certificate in the state of Colorado, currently on inactive status, in 1979.

Other Directors

        William T. Atkins has served as a director of AmeriVest since August 1999, as Chairman of the Board since December 2000 and as our Chief Executive Officer from December 1999 to April 2005. Mr. Atkins became an employee of AmeriVest on January 1, 2002 as a result of our purchase of the administrative and property management and accounting services business of Sheridan Realty Advisors, LLC ("SRA"). He has also served as Chairman and a managing member of SRA since December 1999. Since 1990, he has served as President of Sheridan Realty Corp., of which he is a principal stockholder and co-founder. Since 1996, Mr. Atkins has also served as general partner of Atkins Ltd. Partnership, an investment company. Since 1996, Mr. Atkins has served as a director of Rock River Trust Company, which is involved in trust administration, and from 1996 through 1998, he served as President of Rock River Trust Company. Prior to forming Sheridan Realty Corp., Mr. Atkins was the President and co-owner of E.K. Williams, an international consulting firm specializing in the franchise industry. Earlier, he was the founder and a senior executive of Watkins Pacific Corporation, a private conglomerate based in Honolulu with multinational operations. Mr. Atkins also developed and managed various real estate developments in Hawaii as a partner in Atkins & Ash. Mr. Atkins earned a Bachelor of Arts degree in economics from Stanford University in 1971.

        Patrice Derrington has served as a director of AmeriVest since 2003. She is the CEO of Campus Living Pty Ltd, which provides student accommodation at colleges in Australia. From 1996 until 2004, Ms. Derrington served as a Managing Director of Victory Capital Management and was the founder and manager of the Victory Real Estate Investment Fund, a real estate securities mutual fund. From March through December 2002 Ms. Derrington also served as Vice President of the Lower Manhattan Development Corp., where she was responsible for financial structuring for the revitalization of Lower Manhattan and projects related to redevelopment of the World Trade Center site. From 1991 through 1996, Ms. Derrington was a Vice President with Chemical Bank (JP Morgan), working in the area of real estate finance. Previously Ms. Derrington was an assistant professor in real estate with M.I.T. and Carnegie-Mellon University. Ms. Derrington graduated from the University of Queensland in Australia with a Bachelor of Architecture (Hons), earned a Ph.D. in Architecture/Civil Engineering from the University of California at Berkeley, California and a Master of Business Administration degree from Harvard University.

        Harry P. Gelles has served as a director of AmeriVest since June 2000. Mr. Gelles has been a private investor since 1985. During 1998, Mr. Gelles briefly served as a Managing Director of Cruttenden Roth, Inc., an investment banking firm. Mr. Gelles has fifteen years experience in investment banking, serving as a senior executive with Goldman Sachs & Company, White Weld & Co. and Dean Witter. Mr. Gelles also has extensive experience in real estate with Del Webb Corporation for eight years and as a private investor in several real estate development projects in Colorado Springs, Phoenix and Sacramento. Mr. Gelles serves on the Board of Directors of Chelsea Management Company, a private investment management company, Scent Air Technologies, Inc. and on numerous private and charitable boards. Mr. Gelles received his Bachelor of Arts and Masters of Business Administration degrees from Harvard University.

        Alexander S. Hewitt has served as a director of AmeriVest and as our Vice Chairman since March 2004. Mr. Hewitt also served as Vice President of AmeriVest from January 2000 to December 2003 and as corporate Secretary from October 2000 to December 2003. Mr. Hewitt has also served as Vice Chairman of Sheridan Realty Advisors since December 1999. Since 1990, Mr. Hewitt has also served as Vice President of Sheridan Realty Corp., of which he is a principal stockholder and co-founder and has held senior positions with other Sheridan Group companies. Since 1996, Mr. Hewitt has served as a director of Rock River Trust Company, which is involved in trust administration. Prior to founding Sheridan Realty Corp. with Mr. Atkins, Mr. Hewitt was Managing Director of his family's investment banking group. Earlier, he served as Assistant Treasurer in the international department of Chase Manhattan Bank, and was Managing Director of Archives Inc., a computer manufacturing and marketing firm in Davenport, Iowa. Mr. Hewitt earned a Bachelor of Arts degree in economics and a Bachelor of Science degree in Physics from Knox College in Galesburg, Illinois in 1982.

        Robert W. Holman, Jr. has served as a director of AmeriVest since March 2001. Mr. Holman is also a director of I-Star Financial, a publicly-traded finance company. He is the co-founder of TriNet Corporate Realty Trust and served ten years as Chief Executive Officer and Chairman of the Board of TriNet and its predecessor, Holman/Shidler Capital, Inc., until the 1999 merger of TriNet and Starwood Financial. Starwood Financial changed its name to I-Star Financial in April 2000. Mr. Holman graduated from the University of California at Berkeley with a degree in economics, earned a Masters degree in economics from Lancaster University, England, where he was a British Council Fellow, and is a former Harvard University Loeb Fellow. He has served as a board member, director or senior executive for a number of companies in the U.S., Britain and Mexico in the building materials, construction, finance, Internet commerce, real estate and travel industries.

        John A. Labate has served as a director of AmeriVest since May 1995. Mr. Labate is the Vice President and Chief Financial Officer of Constellation Copper Corporation, a copper exploration and development company. From September 1999 to March 2004, Mr. Labate was the Vice President and Chief Financial Officer of Applied Optical Technology, Inc., a provider of anti-counterfeiting technologies. From 1997 to August 1999, Mr. Labate was Vice President and Chief Financial Officer of GeoBiotics, Inc., a Denver based mineral technology company. Prior to 1997, Mr. Labate served as the Chief Financial Officer, Secretary, and Treasurer of Crown Resources Corporation, a publicly traded, Denver, Colorado based international gold mining and exploration company. Mr. Labate received his Bachelor of Science degree in accounting from San Diego State University.

        Jerry J. Tepper has served as a director of AmeriVest since December 2000. Mr. Tepper has been President of Tepco, Inc., a privately-held real estate investment company, since 1997, President of CF

Group Ltd., a privately-held investment company in the retail food business, since 1964, and President of Schoenberg Farms, Inc., a dairy product company, since 1987. Prior to forming Tepco, Mr. Tepper was also a director of Citizens Bank in Westminster, Colorado, when it was purchased by Vectra Bank in 1999. From 1975 through 1980, Mr. Tepper was a director of Regal Petroleum, and from 1979 to 1983, he was a member of the United States Chamber of Commerce Food and Agriculture Committee.

CORPORATE GOVERNANCE

        Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, and are sound and represent best practices. We continually review these governance practices, Maryland law (the state in which we are incorporated), rules and listing standards of the American Stock Exchange, SEC regulations, as well as best practices suggested by recognized governance authorities.

        Currently, our Board of Directors has eight members. The Board of Directors has determined that five of those eight directors, namely Messrs. Gelles, Holman, Labate, and Tepper and Ms. Derrington satisfy the American Stock Exchange standard for director independence. The Board of Directors held five meetings in 2004. During 2004, none of the directors attended fewer than 75% of the total meetings of the Board of Directors and any committee of the Board of Directors on which any such director served during the year.

Committees of the Board of Directors

        The Board maintains an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Acquisition Committee.

  Audit Committee

        The Audit Committee was formed in 1995 and is responsible for:

  •
  reviewing, evaluating, and discussing the financial statements and other financial information prepared on our behalf;

  •
  selecting, retaining, and monitoring the independence and performance of our outside auditors, including overseeing the audits of our financial statements and approving any non-audit services;

  •
  assisting the Board in fulfilling its oversight responsibilities, primarily though overseeing management's conduct of our accounting and financial reporting process and systems of internal accounting and financial controls;

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  providing an avenue of communication among the outside auditors, management, and the Board;

  •
  serving as our Qualified Legal Compliance Committee;

  •
  preparing an annual report of the Audit Committee for inclusion in our proxy statement; and

  •
  performing such other functions as the Board may from time to time assign to the Audit Committee.

        The Audit Committee currently consists of Messrs. Gelles, Labate, and Tepper, with Mr. Labate serving as the chair of the committee. The Audit Committee held four meetings in 2004 and has met three times in 2005.

        The Board of Directors has determined that all members of the Audit Committee are "independent" within the meaning of the American Stock Exchange's listing standards and the Securities and Exchange Commission rules governing audit committees. In addition, the Board of Directors has determined that Mr. Labate meets the SEC criteria of an "audit committee financial expert" as defined under the applicable SEC rules.

        The Audit Committee's functions and activities during 2004 are described in more detail below under the heading "Audit Committee Report" below. The Board of Directors adopted a written charter for the Audit Committee during 2000, and revised the written charter in March 2004. The revised charter can also be viewed on our website at www.amvproperties.com, under the "Investor Relations—Corporate Governance Overview" portion of the site.

    Audit Committee Report

        The members of the Audit Committee have been appointed by the Board of Directors. The Committee is comprised of three directors who each meet the independence and experience requirements of the American Stock Exchange. The Audit Committee operates under a written charter adopted by the Board, which was reviewed and revised in March 2004.

        The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other AmeriVest filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent AmeriVest specifically incorporates this Audit Committee Report by reference therein.

        The Audit Committee oversees AmeriVest's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and with KPMG LLP, AmeriVest's independent accountants and auditors, the audited financial statements in AmeriVest's Annual Report on Form 10-K for the year ended December 31, 2004.

        The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended. This included (i) the independent auditors' judgments as to the quality, not just the acceptability, of AmeriVest's accounting principles as applied in its financial reporting, (ii) methods used to account for significant unusual transactions, (iii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (iv) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates and (v) disagreements with management over the application of accounting principles, the basis for management's accounting estimates and disclosures in the financial statements.

        The Audit Committee also received from its independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 regarding their independence, and has discussed with the independent auditors their independence relative to AmeriVest, including whether the provision of the services described below under "Independent Public Accountants—Audit-Related Fees," "—Tax Fees" and "—All Other Fees" is compatible with maintaining the independent auditors' independence.

        The Audit Committee discussed with AmeriVest's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors' examinations, their evaluations of AmeriVest's internal controls, and the overall quality of AmeriVest's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

        Respectfully submitted,

  John A. Labate, Chair
  Harry P. Gelles
  Jerry J. Tepper

        March 15, 2005

  Compensation Committee

        The Compensation Committee was formed in 2001 and is responsible for:

  •
  determining and approving the chief executive officer's compensation;

  •
  reviewing and making recommendations to the Board with respect to compensation of all other key senior executives and elected corporate officers at appropriate time periods;

  •
  reviewing, and if appropriate, approving employment agreements, severance arrangements, retirement arrangements, change in control agreements and provisions, and any special or supplemental benefits for each of our executive officers;

  •
  working with our chief executive officer to plan for chief executive officer succession;

  •
  exercising the powers and authorities vested in the administrator or similar delegate of the Board provided by our stock option, restricted stock, incentive, and other compensation plans;

  •
  to the extent applicable, preparing an annual report on executive compensation for inclusion in our proxy statement; and

  •
  performing such other functions as the Board may from time to time assign to the Compensation Committee.

        The Compensation Committee currently consists of Messrs. Etter, Holman, and Tepper, with Mr. Holman serving as the chair of the committee. The Compensation Committee held six meetings in 2004 and has met once in 2005.

        The Board of Directors has determined that all members of the Compensation Committee are "independent" within the meaning of the American Stock Exchange's listing standards.

        The Board of Directors adopted a written charter for the Compensation Committee in 2001, and revised the written charter in March 2004. The revised charter can be viewed on our website at www.amvproperties.com, under the "Investor Relations—Corporate Governance Overview" portion of the site.

  Nominating and Governance Committee

        The Nominating Committee was formed in 2002, and renamed the Nominating and Governance Committee in March 2004. The Nominating and Governance Committee is responsible for:

  •
  identifying and evaluating director candidates and recommending to the Board proposed nominees for Board membership;

  •
  recommending to the Board proposed directors to serve on each Board committee;

  •
  leading the Board in its annual review of the Board's performance;

  •
  developing and recommending to the Board a set of corporate governance guidelines;

  •
  considering issues involving possible conflicts of interest of directors;

  •
  recommending and reviewing all matters pertaining to fees and retainers paid to directors for Board and committee service and for serving as chair of a Board committee; and

  •
  performing such other functions as the Board may from time to time assign to the Nominating and Governance Committee.

        The Nominating and Governance Committee currently consists of Ms. Derrington and Messrs. Gelles, Holman, Labate, and Tepper, with Mr. Gelles serving as the chair of the committee. The Nominating and Governance Committee held two meeting in 2004 and has met once in 2005 to nominate the directors to stand for election this year.

        The Board of Directors has determined that all members of the Nominating and Governance Committee are "independent" within the meaning of the American Stock Exchange's listing standards.

        The Board of Directors adopted a written charter for the Nominating and Governance Committee in March 2004. The revised charter can be viewed on our website at www.amvproperties.com, under the "Investor Relations—Corporate Governance Overview" portion of the site.

  Acquisition Committee

        The Acquisition Committee is responsible for approving our real estate acquisitions that have been previously disclosed to the Board of Directors and the debt financing for such acquisitions, and changes to the terms of such acquisitions and financings.

        The Acquisition Committee currently consists of Ms. Derrington and Messrs. Atkins, Holman, Knight, and Tepper, with Mr. Atkins serving as the chair of the committee. The Acquisition Committee held one meeting in 2004.

  Special Committee

        The Special Committee was formed March 15, 2005, in connection with our review of strategic alternatives and other matters. The Special Committee is responsible for evaluating any potential extraordinary transactions and as appropriate, effectuating or recommending any action to the Board.

        The Special Committee currently consists of Ms. Derrington and Messrs. Gelles, Holman, Labate and Tepper. The Special Committee has held two meetings in 2005.

Nomination of Directors

        The written charter of our Nominating and Governance Committee outlines the procedures governing nomination of directors. Specifically, except to the extent we are legally required by contract or otherwise to provide third parties with the ability to nominate directors (for example, through preferred stock rights to elect directors upon a dividend default, shareholder agreements, and management agreements), the Nominating and Governance Committee will seek individuals qualified to become board members for recommendation to the Board, including evaluating persons suggested by stockholders.

        Directors may be nominated by the Board of Directors or by stockholders in accordance with our By-laws, which provide that nominations for the election of directors may be made by the Board of Directors or a committee of the Board of Directors or by any stockholder entitled to vote for the election of directors. To be considered, nominations by stockholders generally must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of AmeriVest not less than 53 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected. If less than 60 days notice of the annual meeting is given to stockholders, as is the case for the 2005 annual meeting of stockholders, written notice of nominations of directors by stockholders must be delivered or mailed, in the manner described above, to the Secretary of AmeriVest no later than the seventh day following the day on which notice of the annual meeting was mailed to stockholders. Each notice of nomination of directors by a stockholder must set forth the following:

  •
  the name, age, business address and, if known, residence address of each nominee proposed in the notice;

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  the principal occupation or employment of each such nominee for the five years preceding the date of the notice;

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  the number of shares of stock of AmeriVest that are beneficially owned by each nominee;

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  any arrangement, affiliation, association, agreement or other relationship of the nominee with any stockholder of AmeriVest;

  •
  any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under that act;

  •
  any other information the shareholder believes is relevant concerning the proposed nominee;

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  a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected;

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  whether the proposed nominee is going to be nominated at the annual meeting of shareholders or is only being provided for consideration by the Nominating and Governance Committee;

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  the name and record address of the shareholder who is submitting the notice;

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  the class or series and number of voting shares of the company which are owned of record or beneficially by the shareholder who is submitting the notice;

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  a description of all arrangements or understanding between the shareholder who is submitting the notice and any other person (naming such person) pursuant to which the nomination is being made by the shareholder who is submitting the notice;

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  if the shareholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of shareholders, a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice; and

  •
  any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, as amended, and the rules and regulations promulgated under that act.

        The Nominating and Governance Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual director candidates, the Nominating and Governance Committee will take into account many factors, including but not limited to: general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company in today's business environment; understanding of the Company's business on a technical level; educational and professional background; integrity and commitment to devote the time and attention necessary to fulfill his or her duties to the Company; and diversity of race, ethnicity, gender and age.

        The Nominating and Governance Committee will also evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. The Nominating and Governance Committee believes that, except during periods of temporary vacancies, a majority of its directors must be independent. In determining the independence of a director, the Board will apply the definition of "independent director" in the American Stock Exchange Company Guide and applicable laws and regulations.

        In determining whether to recommend a director for re-election, the Nominating and Governance Committee will consider the director's past attendance at meetings and participation in and contributions to the activities of the Board.

        The Nominating and Governance Committee does not believe it should limit the number of terms for which an individual may serve as a director. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company's history, policies and objectives. The Nominating and Governance Committee believes that, as an alternative to term limits, it can ensure that the Board continues to evolve and adopt new viewpoints through the evaluation and nomination process.

        The Nominating and Governance Committee does not believe that Board members should be prohibited from serving on boards and/or committees of other organizations, and has not adopted any guidelines limiting such activities. However, the Nominating and Governance Committee will take into account the nature of and time involved in a director's service on other boards in evaluating the suitability of individual directors and making its recommendations to the Board. Service on boards and/or committees of other organizations should be consistent with the Company's conflict of interest policies.

        The Nominating and Governance Committee has the sole authority to retain and terminate any search firm to be used to identify or evaluate director candidates and has the sole authority to approve the search firm's fees and other retention terms. No such firms were engaged as part of the nomination process for the directors recommended to the stockholders in connection with the 2005 annual meeting.

        The chairman of any meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with this procedure and that the defective nomination will be disregarded.

        The written charter of the Nominating and Governance Committee can be viewed on our website at www.amvproperties.com, under the "Investor Relations—Corporate Governance Overview" portion of the site.

Compensation of Outside Directors

        In 2004, we compensated our outside directors at a rate of $3,000 per quarter plus 800 shares of bonus stock per half-year. We also reimburse our directors for expenses incurred in attending meetings and for other expenses incurred on our behalf. Also, in connection with committee service, each member of the Audit Committee receives an additional $1,000 per year, payable quarterly, and 200 shares of bonus stock, payable semi-annually. The chair of the Audit Committee receives an additional $5,000 per year, payable quarterly. Similarly, the chair of each of the Nomination and Governance Committee and Acquisition Committee receives an additional $1,500 per year. Each outside director who is a member of the Compensation, Nomination and Governance, or Acquisition Committee receives an additional $500 per year per committee, payable quarterly, and 100 shares of bonus stock per year per committee, payable semi-annually. In addition, each member of the Special Committee shall be entitled to receive (whether or not a proposed transaction is agreed to or consummated), in his or her capacity as such, a fee in the amount of $25,000 ($50,000 in the case of the lead outside director) to be paid on the earlier of (i) the date of the consummation of a proposed transaction or (ii) the date of termination or cessation of all discussions with respect to any proposed transaction, plus a $500 fee per committee meeting that such member attends.

Code of Ethics

        The Company has adopted a Code of Ethics for directors, officers, and employees. This Code of Ethics is intended to promote honest and ethical conduct, compliance with applicable laws, full and accurate reporting, and prompt internal reporting of violations of the code, as well as other matters. The Company will provide a copy of its Code of Ethics to any person without charge, upon written request to: Secretary, AmeriVest Properties, Inc., 1780 South Bellaire Street, Suite 100, Denver, Colorado 80222. The Code of Ethics is also available on our website at http://www.amvproperties.com.

Lead Outside Director

        Mr. Robert W. Holman, Jr. serves as our Lead Outside Director. In this capacity, Mr. Holman has frequent contact with Mr. Knight and other members of management on a broad range of matters. The Board of Directors has determined that Mr. Holman meets the American Stock Exchange standard for independence. The independent directors will, on an annual basis, select the Lead Outside Director from among the independent directors.

        Stockholders and other parties interested in communicating with the Lead Outside Director may do so in the manner set forth under "Stockholder Communications with the Board of Directors," below.

Executive Sessions

        Our Corporate Governance Guidelines, adopted in March 2004, state that the non-management directors will meet regularly in executive session, i.e., with no management directors or management present, at least two times each fiscal year, generally in conjunction with regular Board meetings. If the non-management directors include a director who is not independent, the independent directors will meet at least once without the presence of such non-independent director. Executive sessions of the non-management directors and independent directors are be called and chaired by the Chair of the Nominating and Governance Committee. These executive session discussions include such topics as the non-management and independent directors determine. The independent directors have met in executive session once in 2004 and once in 2005.

        The Corporate Governance Guidelines can be viewed on our website at www.amvproperties.com, under the "Investor Relations—Corporate Governance Overview" portion of the site.

Stockholder Communications with the Board of Directors

        Our Corporate Governance Guidelines, adopted in March 2004, establish a process for stockholders to communicate with the Board of Directors. All communications should be directed to the Company's Secretary at: Secretary, AmeriVest Properties, Inc., 1780 South Bellaire Street, Suite 100, Denver, Colorado 80222 and should prominently indicate on the outside of the envelope that it is intended for the Board, for the lead outside director, or for non-management directors. Each communication intended for the Board and received by the Secretary that is a communication made by the shareholder in its capacity as a stockholder of the Company (as opposed to in its capacity as a party involved in a commercial relationship with the Company) will be promptly forwarded to the specified party following its clearance through normal security procedures. The communication will not be opened, but rather will be forwarded unopened to the intended recipient.

        The Corporate Governance Guidelines can be viewed on our website at www.amvproperties.com, under the "Investor Relations—Corporate Governance Overview" portion of the site.

Attendance at Annual Meeting of Stockholders

        Under our Corporate Governance Guidelines, adopted in March 2004, we encourage each member of the Board to attend each annual meeting of the stockholders. Seven directors attended our 2004 annual meeting of the stockholders.

        The Corporate Governance Guidelines can be viewed on our website at www.amvproperties.com, under the "Investor Relations—Corporate Governance Overview" portion of the site.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10 percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. We believe that during the year ended December 31, 2004, our officers, directors and holders of more than 10 percent of our common stock complied with all Section 16(a) filing requirements, except Mr. Atkins and Mr. Knight each filed one late report each with respect to one transaction and Ms. Derrington and Mr. Hewitt each filed one late report each with respect to two transactions.

INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of KPMG LLP serves as our independent public accountants. The Audit Committee, in its discretion, may direct the appointment of different public accountants at any time during the year if the Audit Committee believes that a change would be in the best interests of our stockholders.

  Fees and Services for 2003 and 2004

        The table below sets forth the aggregate fees paid by us for audit, audit-related, tax and other services provided by KPMG LLP to us during each of the last two fiscal years.

	2004	2003
Audit fees	$487,411	$198,341
Audit-related fees	16,000	—
Tax fees	147,719	82,500
All other fees	—	—

Total	$651,130	$280,841

        "Audit" services included the audit of the our annual financial statements, review of financial statements included in the our quarterly reports on Form 10-Q, review of Securities and Exchange

Commission filings, consents, registration statements, comfort letters and other services normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

        "Audit-related" services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include audits of employee benefit plans and other services not directly impacting the audit of the annual financial statements and related services. KPMG LLP performed no such services during 2003.

        "Tax" services consisted of the preparation and/or review of, and consultations with respect to, federal, state, and local tax returns, including property taxes.

        "All other" services include fees billed services not considered audit or tax services. KPMG LLP performed no such services during 2004 or 2003.

Pre-Approval Policies and Procedures

        In accordance with the SEC's auditor independence rules, the Audit Committee has established policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to us by our independent auditor.

        None of the services described above under "Fees and Services for 2004 and 2003" was approved by the Audit Committee after the fact in reliance upon the de minimis exception to the SEC's rules requiring pre-approval of such services.

EXECUTIVE COMPENSATION

  Compensation of Executive Officers

        The following table sets forth in summary form the compensation we paid to the executive officers listed below for the year ended December 31, 2004, who are referred to in this section as the named executive officers. The four primary and on-going components of our executive compensation program are: salary, bonus, annual incentives, and long-term incentives.

        The annual incentive component of our executive total compensation program for our Chief Executive Officer, established in May 2003, is in the form of an annual performance bonus. Specifically, we granted an annual performance bonus to Mr. Knight of up to $117,000, based on our total return performance over the year relative to other office real estate investment trusts ("REITs"), as determined by the National Association of Real Estate Investment Trusts ("NAREIT"). At our discretion, bonuses over a certain size may be paid 50% in cash and 50% in restricted stock. In 2004, Mr. Knight earned no bonuses under the program. These bonuses are disclosed in the "Summary Compensation" table below.

        The long-term incentive component of our executive total compensation program for our Chief Executive Officer, established in May 2003, is in two forms, restricted stock grants and a three-year performance award. At that time, we made a restricted stock grant to Mr. Knight in the amount of 58,000 shares, to be awarded ratably over five years commencing January 2004. Mr. Knight will also receive a cash payment equal to the amount of the dividend on the unvested shares. These restricted stock grants are disclosed in the "Summary Compensation" table below. In addition, we introduced a three-year performance award for Mr. Knight of up to $351,000, based on our total return performance over the three years ending December 31, 2005 relative to other office REITs, as determined by NAREIT. At our discretion, bonuses over a certain size may be paid 50% in cash and 50% in restricted stock. These long-term incentives are designed to focus the leadership team on driving both growth and continuous operational improvements that are critical to the future sustained success of the business, and are disclosed under "Long-Term Incentive Plan Awards" below.

        Until his resignation as our Chief Executive Officer in April 2005, Mr. Atkins was also eligible to participate in our annual and long-term incentive programs and the three-year performance award. As part of Mr. Atkins' severance package, described more fully below in "Employment, Termination of Employment and Change-in-Control Agreements—Severance Agreements" the shares of restricted stock granted to Mr. Atkins as part of our long-term incentive program became fully vested as of the effective date of his resignation.

        Our other named executive officers are eligible for bonuses, payable in cash or stock, based on several factors, including individual and company goals and performance during the past year.

Summary Compensation Table

						Long-Term Compensation
	Annual Compensation					Awards		Payouts
Name and Principal Position	Year		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)
Charles K. Knight(1) President and Chief Executive Officer	2004 2003 2002	(4)	185,000 175,000 126,667	— 38,000 —	— — —	— 371,200 —	— — —	— — —	18,096 — —	(3)
William T. Atkins(2) Chairman	2004 2003 2002	(4)	185,000 175,000 78,333	— 38,000 —	— — —	— 371,200 —	— — —	— — —	18,096 — —	(3)
Kathryn L. Hale Chief Financial Officer and Secretary	2004 2003 2002		150,000 13,000 —	50,000 — —	— — —	— — —	— — —	— — —	— — —
John B. Greenman Vice President and Chief Investment Officer	2004 2003 2002	(2)	210,000 210,000 25,000	25,000 25,000 —	25,000 25,000 —	— — —	— — —	— — —	— — —

(1)
Effective May 1, 2005, Mr. Knight was appointed to replace Mr. Atkins as our Chief Executive Officer. Mr. Knight will also continue to serve as our President.

(2)
Effective April 30, 2005, Mr. Atkins resigned as our Chief Executive Officer. Mr. Atkins will continue to serve as a Director and as Chairman of the Board.

(3)
Amounts shown represent cash payments made in connection with the unvested portion of the restricted stock granted to such person equal to the sum of (a) the per-share dividend paid in 2004 on the Company's common stock multiplied by (b) the number of shares of unvested restricted stock of the Company owned by such person.

(4)
Prior to January 1, 2002, all of our properties were managed under an Advisory Agreement with SRA, and we did not have any salary obligations or long-term compensation arrangements. As a result of our purchase of the administrative and property management and accounting services business of SRA effective January 1, 2002, 25 of SRA's 31 employees, including Messrs. Atkins and Knight became our employees and managed our day-to-day operations. Messrs. Atkins and Knight also remained employees of SRA and their 2002 salary obligations were shared between us and SRA such that we were responsible for paying their cash compensation and SRA was responsible for accruing their deferred compensation as a liability of SRA. Effective November 1, 2002, the Advisory Agreement between SRA and us was terminated and at that time the salary obligations of Messrs. Atkins, Greenman and Knight, as well others, became our sole responsibility.

  Option Grants in Last Fiscal Year

        We did not grant any options or stock appreciation rights to our named executive officers during the year ended December 31, 2004.

  Aggregated Option Exercises and Year-End Option Value

        Our named executive officers did not exercise any stock options during the year ended December 31, 2004. No unexercised stock options were held by the named executive officers as of December 31, 2004.

  Long-Term Incentive Plan Awards

        For a description of our long-term incentive plan, see "Summary Compensation" above.

Three Year Performance Award Program

Name	Performance Period	Total Target Three Year Award Opportunity	Portion Earned to Date	Payable
Charles K. Knight	2003-2005	$351,000	—	December 2005

Employment, Termination of Employment and Change-in-Control Arrangements

  Severance Agreements

        In April 2005, we entered into a Severance Agreement and Release with Mr. William T. Atkins, our former Chief Executive Officer. Under the terms of the Severance and Release Agreement, Mr. Atkins' regular compensation will continue for a period of five (5) months, commencing May 1, 2005. In addition, the unvested portion of those restricted shares of common stock due to Mr. Atkins under the Company's Long-Term Incentive Plan (other than those shares that relate to the current or future performance of the Company) shall vest automatically on April 30, 2005, a total of 34,800 shares. Mr. Atkins will also be entitled to continued use of his existing or a similar office designated by the Company at the Sheridan center property in Denver, Colorado, at no charge to Mr. Atkins, for a period of one year, commencing May 1, 2005. The Severance and Release Agreement also contains customary indemnification provisions, releases, covenants, confidentiality, and non-solicitation provisions.

        In December 2003, we entered into a Severance Agreement and Release with Mr. Scott Ikenberry, our former Chief Financial Officer. Under the terms of the agreement, Mr. Ikenberry received severance payments for twelve months commencing in January 2004, payable monthly, based on his monthly salary at the time he ceased being our Chief Financial Officer. During this severance period, Mr. Ikenberry also received, among other things, certain insurance coverage and other benefits, and an office and executive suite services at no charge for a one-year period which ended in December 2004.

  Change of Control Agreements

        On December 7, 2004, we entered into change of control agreements with Messrs. Atkins, Greenman and Knight and Ms. Hale. Pursuant its terms, Mr. Atkins' agreement terminated automatically when he ceased to be an elected officer of AmeriVest, which termination was effective on April 30, 2005.

        Each agreement provides that upon a change of control, any and all common shares, options, or other forms of securities issued by us and beneficially owned by the executive (whether granted before or after the date of the change of control agreement) that are unvested, restricted, or subject to any similar restriction that would otherwise require continued ownership by the executive beyond the change of control date in order to be vested in the hands of the executive, shall vest automatically.

        In addition, if during the protection period following a change of control date, the executive's employment is terminated by us other than for cause or disability or other than as a result of the executive's death or if the executive terminates his employment for good reason, the Company (which means us or, if appropriate, our successor) shall pay to the executive in a lump sum in cash, within 10 days after the date of termination, the aggregate of the following amounts: accrued but unpaid base salary and vacation pay; a severance amount that other than with respect to Mr. Atkins, is equal to a multiple of the executive's annual and long-term compensation; and the value of any options or SARs held by such executive. For Mr. Knight, Mr. Greenman, and Ms. Hale, the multiples are 2.5, 2.0, and 1.5, respectively. For Mr. Atkins, the severance amount will be the sum of an amount not to exceed $700,000 due and payable if the Company exercises its termination right, such amount to be determined by the Board in its sole discretion before the change of control date, and an amount equal to 2.5 times the amount specified by the Company as long-term incentive compensation for Mr. Atkins for the year before the change of control occurs. The severance benefit shall be reduced as described below if the accountants determine (A) that the executive would, by reason of section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), be required to pay an excise tax on any part of the severance benefit or any part of any other payment or benefit to which executive is entitled under any plan, practice, policy, or program, and (B) the amount of the severance benefit that executive would retain on an after-tax basis, present value basis would be increased as a result of such reduction by an amount of at least $5,000. If the severance benefit is required to be reduced, it shall be reduced only to the extent required, in the opinion of the accountants, to prevent the imposition upon the executive of the tax imposed under section 4999 of the Code. The Company shall determine which elements of the severance benefit shall be reduced to conform to this requirement. Any determination made by the accountants shall be conclusive and binding on the executive.

        Similarly, at any time during the six month period following a change in control date, the executive shall have the right to terminate the executive's employment with the Company at the executive's sole discretion. In the event the executive exercises the executive termination right, the Company shall pay the executive in a lump sum in cash within 10 days after the date of termination the aggregate of the following amounts: accrued but unpaid base salary and vacation pay; a severance amount that is in most cases, is equal to a multiple of the executive's annual compensation; and the value of any options or SARs held by such Executive. For Mr. Knight, Mr. Greenman, and Ms. Hale, the multiple is 1.0. For Mr. Atkins, the severance amount will be determined as described in the paragraph above, except that the multiple for the long-term incentive compensation portion of the severance amount will also be 1.0.

Equity Compensation Plan Information

        The following table summarizes our equity compensation plan information as of December 31, 2004. Information is included for both equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

Plan Category	Shares of Common Stock to be Issued Upon Exercises of Outstanding Options, Warrants and Rights	Weighted-Average of Exercise Price of Outstanding Options, Warrants and Rights	Shares of Common Stock Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity Compensation Plans Approved by Stockholders	127,000	$6.20	369,818
Equity Compensation Plans not Approved by Stockholders	—	n/a	—
Totals	127,000	$6.20	369,818

1995 and 1998 Stock Option Plans

        Pursuant to our 1995 and 1998 Stock Option Plans (collectively, the 95-98 Option Plans), we may grant options to purchase an aggregate of 330,000 shares of the Company's common stock to key employees, directors, and other persons who have or are contributing to the success of the Company. The options granted pursuant to the 95-98 Option Plans may be incentive options qualifying for beneficial tax treatment for the recipient, non-qualified options or non-qualified, non-discretionary options. Directors who are not employees of the Company (outside directors) automatically receive options to purchase 12,000 shares pursuant to the 95-98 Option Plans at the time of their election. None of these options are exercisable at the time of grant. One-third of these options become exercisable on December 30 of each of the first three years immediately following the date of grant. The exercise price for options granted to outside directors is the fair market value of the common stock on the date of grant, and all options granted to outside directors expire five years from the date of grant. On the date that all of an outside director's options become exercisable, options to purchase an additional 12,000 shares, none of which are exercisable at that time, shall be granted to that outside director.

        At December 31, 2004, options to purchase an aggregate of 127,000 shares of common stock were outstanding under the option plans. At December 31, 2004, no shares of common stock were available under the option plans.

        All options granted under the 1998 Stock Option Plan will become fully exercisable upon the occurrence of a change in control of AmeriVest upon certain mergers or other reorganizations or asset sales.

        Options granted under either the 1995 Stock Option Plan or the 1998 Stock Option Plan generally are not transferable during the option holder's lifetime.

2003 Long-Term Incentive Plan

        Our stockholders approved the AmeriVest Properties Inc. 2003 Long-Term Incentive Plan at our 2003 annual meeting. Pursuant to the 2003 Long-Term Incentive Plan, we may grant options, stock appreciation rights, bonus stock, stock units, performance shares, performance units, restricted stock and restricted stock units equivalent to 500,000 shares of common stock (subject to individual limits). The options granted pursuant to the 2003 Long-Term Incentive Plan may be incentive stock options that qualify for beneficial tax treatment to the recipient or non-qualified stock options. It is expected that options and stock appreciation rights will satisfy the requirements for "performance-based compensation" as that term is used in section 162(m) of the Code.

        At December 31, 2004, 369,818 shares of common stock were available under the 2003 Long-Term Incentive Plan.

Compensation Committee Report

Philosophy

        The Compensation Committee is committed to a compensation philosophy that places compensation at a competitive level, with significant emphasis on rewarding our executive employees on the basis of our success in attaining corporate financial and performance objectives. Our compensation is designed to:

  •
  attract, reward and retain highly qualified employees;

  •
  align shareholder and employee interests;

  •
  reward long-term career contributions to the Company;

  •
  emphasize the variable portion of total compensation as an individual's level of responsibility increases;

  •
  provide competitive compensation opportunities, but taking into account our current small market capitalization, emphasize lower current cash compensation with incentive compensation that allows higher compensation at average and outstanding performance levels; and

  •
  encourage teamwork.

        During 2002, the Compensation Committee conducted a full review of our executive compensation programs. This review included a comprehensive report from independent compensation consultants assessing the effectiveness of our compensation programs and relative competitiveness versus identified comparable companies of similar size and business characteristics. Data from the National Association of Industrial and Office Properties (NAIOP) compensation survey was also used by the compensation consultants in their recommendations to the Committee. Key findings from this review were discussed extensively with senior management and the Compensation Committee.

Elements of Compensation

  Base Salary

        Base salaries for senior executives are based on an overall assessment of the executive's responsibilities and contribution to the Company. For 2003, base salaries were generally based on the 25th percentile of total annual compensation as reflected in the 2002-2003 NAIOP Compensation Survey, with a $10,000 annual increase for the CEO and COO in each of 2004 and 2005 and for the CFO and CIO in 2005 to reflect base salary marketplace movement. Base salaries are reviewed annually.

  Bonus

        Our senior executives are eligible for annual and, in certain cases, multi-year incentive awards based on a number of factors, including our overall performance, the department's performance and the individual's performance during the prior year. Annual performance goals for all executives other than the CEO and COO are set by the COO at the beginning of the calendar year. Performance goals for the CEO and COO are set by the Compensation Committee. The CEO and COO are entitled to a one-year performance bonus and a three-year performance bonus tied to the total return performance of AmeriVest as compared to the office REIT peer group as reported by NAREIT for 2003, 2004 and 2005. One year performance bonuses of $38,000 were paid to each of the CEO and COO in 2003, and no one-year performance bonuses were paid in 2004. Bonuses were also paid to other executives based on performance goals set by the COO.

  Equity Awards

        Long-term compensation is designed to foster ownership of common shares by our management, promote a close alignment of interests between our management and our shareholders, motivate our management to achieve long-term growth and success of our company and enhance shareholder value.

        In addition to non-qualified and qualified options and restricted stock, which have been granted in the past to selected employees up to and including the director level, bonus shares were utilized in 2004 as part of the compensation plan for certain senior executives.

Compensation of our Chief Executive Officer

        Mr. Atkins, who served as our Chief Executive Officer from 1999 until April 2005, received a base salary in 2004 of $185,000, a $10,000 increase from 2003. In determining Mr. Atkins' base salary, the Compensation Committee reviewed and considered the salaries of executives in comparable REITs, AmeriVest's objectives for 2004 and 2005 and Mr. Atkins' individual performance goals. No bonus was paid in 2004.

        The Compensation Committee considered the level of pay and bonus appropriate for the following reasons: his leadership in the acquisition during 2004 of the Camelback Lakes, Hackberry View, Parkway Centre III, and Hampton Court office buildings totaling over 575,000 square feet or approximately 23% of the current portfolio; the sale of the non-core Texas Bank Buildings in March 2004; the acquisition in October 2004 of the land underlying the previously owned Greenhill Park office building; the renegotiation of the Company's unsecured credit facility with KeyBank National Association; and the commitment to enhance corporate governance, including the successful declassifiation of the Board of Directors at the 2004 annual shareholder meeting.

        Respectfully submitted,

    Robert W. Holman, Chair
    Harry P. Gelles
    Jerry J. Tepper

May 16, 2005

Stock Performance Graph

        Set forth below is a line graph comparing the cumulative total return to stockholders against the cumulative total returns of the Standard & Poor's Composite-500 Stock Index, the NAREIT Office REIT Index and the NAREIT Equity REIT Index for the five-year period commencing December 31, 1999 and ending December 31, 2004. The performance shown on the graph is not necessarily indicative of future price performance.

BENEFICIAL OWNERS OF SECURITIES

        As of May 16, 2005, there were 24,057,337 shares of our common stock outstanding. The following table sets forth certain information as of that date with respect to the beneficial ownership of our common stock by each director and named executive officer and by all executive officers and directors as a group. No other person is known by us to be the beneficial owner of more than five percent of our common stock.

Name and Address of Beneficial Owners	Number of Shares Beneficially Owned (1)		Percentage of Shares Outstanding
William T. Atkins 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	850,878	(2)	3.54%
Patrice Derrington 4 Terry Road, P.O. Box 1123 East Hampton, New York 11937	11,200	(3)	*
Harry P. Gelles 1114 State Street, Suite 236 Santa Barbara, California 93101	32,303	(4)	*
John B. Greenman 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	24,538	(5)	*
Kathryn L. Hale 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	0		*
Alexander S. Hewitt 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	1,209,405	(6)	5.03%
Robert W. Holman, Jr. P.O. Box 8 Pebble Beach, California 93921	29,247	(7)	*
Charles K. Knight 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	85,974	(8)	*
John A. Labate 6837 High Drive Morrison, Colorado 80465	43,250	(9)	*
Jerry J. Tepper 7201 North Sheridan Arvada, Colorado 80003	509,050	(10)	2.12%
All Officers and Directors as a Group (10 persons)	2,204,257	(11)	9.16%

*
Less than one percent

(1)
"Beneficial ownership" is defined in the regulations promulgated by the SEC as having or sharing, directly or indirectly, (1) voting power, which includes the power to vote, or to direct the voting of, shares of the common stock of an issuer, or (2) investment power, which includes the power to dispose, or to direct the disposition of, shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)
Includes the following shares which may be deemed to be beneficially owned by Mr. Atkins due to the relationship set forth opposite each entry. Mr. Atkins disclaims beneficial ownership of 72,444 shares.

Number of Shares	Nature of Ownership
259,041	The shares are owned by Atkins Family Limited Partnership, in which Mr. Atkins holds a direct interest and is the general partner.
72,444	The shares are owned by Rock River Trust Company, or RRTC, in RRTC's capacity as trustee of various trusts. Mr. Atkins is a director of RRTC but does not vote on any matters concerning RRTC's acquisition, voting or disposition of AmeriVest's securities. The 72,444 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.
166,826	The shares are owned by Sheridan Management Corporation, in which Mr. Atkins holds a 50% interest and is a director. The 166,826 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.
352,293	The shares are owned by Sheridan Realty Advisors, in which Mr. Atkins holds a 50% interest and is a managing member. The 352,293 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.
274	The shares are held by Mr. Atkins' minor children.

Mr. Atkins and Mr. Hewitt have entered into an agreement providing that, unless and until either person decides otherwise, each will conduct his activities with respect to our securities as if the two of them are a "group" under the Exchange Act.

(3)
Includes 3,200 shares owned directly by Ms. Derrington and 8,000 shares underlying currently exercisable options held by Ms. Derrington.

(4)
Includes 10,303 shares owed directly by Mr. Gelles, and 22,000 shares underlying currently exercisable options held by Mr. Gelles.

(5)
Shares owned directly by Mr. Greenman.

(6)
Includes the following shares which may be deemed to be beneficially owned by Mr. Hewitt due to the relationship set forth opposite each entry. Mr. Hewitt disclaims beneficial ownership of 72,444 shares.

Number of Shares	Nature of Ownership
4,000	These shares are underlying currently exercised options held by Mr. Hewitt.
613,842	The shares are owned by the Alexander S. Hewitt Revocable Trust, or the Hewitt Trust, for which Mr. Hewitt is a trustee and beneficiary.
72,444	The shares are owned by Rock River Trust Company, or RRTC, in RRTC's capacity as trustee of various trusts. Mr. Atkins is a director of RRTC but does not vote on any matters concerning RRTC's acquisition, voting or disposition of AmeriVest's securities. The 72,444 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.
166,826	The shares are owned by Sheridan Management Corporation, in which Mr. Atkins holds a 50% interest and is a director. The 166,826 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.
352,293	The shares are owned by Sheridan Realty Advisors, in which Mr. Atkins holds a 50% interest and is a managing member. The 352,293 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.

Mr. Atkins and Mr. Hewitt have entered into an agreement providing that, unless and until either person decides otherwise, each will conduct his activities with respect to our securities as if the two of them are a "group" under the Exchange Act.

(7)
Includes 25,247 shares owned directly by Mr. Holman and 4,000 shares underlying currently exercisable options held by Mr. Holman.

(8)
Includes 85,564 shares owned directly by Mr. Knight and 410 shares held by his minor children.

(9)
Includes 27,250 shares owned directly by Mr. Labate and 16,000 shares underlying currently exercisable options held by Mr. Labate.

(10)
Includes 56,550 shares owned directly by Mr. Tepper, 444,500 shares owned directly by investment companies which are controlled by Mr. Tepper and 8,000 shares underlying currently exercisable options held by Mr. Tepper.

(11)
Certain of these shares are included three times in the table, for Mr. Atkins, for Mr. Hewitt, and for all officers and directors as a group.

TRANSACTIONS BETWEEN AMERIVEST AND RELATED PARTIES

        This section describes the transactions we have engaged in with our current, past and nominated directors and current and past officers and persons known by us to be the beneficial owners of 5% or more of our common stock during the past two fiscal years. For further disclosure regarding certain related-party transactions, see those transactions described under "Employment, Termination of Employment and Change-in-Control Agreements."

Relationships among AmeriVest and Various Sheridan Group Entities

        All of our executive officers and three of our directors have been officers, directors or investors in various real estate investment companies that are related to SRA, our former administrator and advisor. These partnerships, corporations and limited liability companies have collectively been known as The Sheridan Group. All of the related party transactions described in this section concern these individuals and entities. The following table describes our officers and directors who have relationships with The Sheridan Group:

Name	Positions with AmeriVest
William T. Atkins	Director and Chairman of the Board
Charles K. Knight	President, Chief Executive Officer and Director
John B. Greenman	Vice President
Alexander S. Hewitt	Director, Vice Chairman
Robert W. Holman, Jr.	Director

        The following table describes the various entities within The Sheridan Group which currently have a relationship with AmeriVest as described elsewhere in this section, the nature of that relationship and the ownership and position of AmeriVest officers, directors and principal stockholders in each entity in The Sheridan Group.

Sheridan Group Entity	Primary Relationship to AmeriVest	Ownership of Sheridan Group Entity	Management of Sheridan Group Entity
Sheridan Realty Advisors, LLC	Stockholder and former administrator and advisor(1)	William T. Atkins—50% Hewitt Trust (for which Alexander S. Hewitt is a trustee)—50%	Mr. Atkins—Chairman and Co-Manager Mr. Hewitt—Vice Chairman and Co-Manager
Sheridan Management Corp.	Stockholder(2)	William T. Atkins—50% Hewitt Trust—50%	Mr. Atkins—President and Director Mr. Hewitt—Executive Vice President and Director

        The following table describes the various entities within The Sheridan Group which have a former relationship with AmeriVest as described elsewhere in this section, the nature of that former relationship and the former ownership and position of AmeriVest officers, directors and principal stockholders in each entity in The Sheridan Group. Each entity ceased operations in November 2003.

Sheridan Group Entity	Primary Relationship to AmeriVest	Ownership of Sheridan Group Entity	Management of Sheridan Group Entity
Sheridan Development, LLC (merged into SRA)	Former stockholder(3)	William T. Atkins—25.05% Hewitt Trust—25.05% John Greenman—20% D. Scott Ikenberry—15% Charles K. Knight—14.9%	Mr. Atkins—Co-Manager and President Mr. Knight—Vice President
Sheridan Investments, LLC (dissolved)	Former stockholder	Atkins Ltd. Partnership—14.056% Hewitt Trust—16.064% Sheridan Management Corp.—8.835% Sheridan Development LLC—incentive interest	Sheridan Development, LLC—Manager
Sheridan Realty Corp.	Former stockholder(4)	William T. Atkins—50% Hewitt Trust—50%	Mr. Atkins—President and Director Mr. Hewitt—Executive Vice
		(Mr. Holman is a former	President and Director
owner who has since been
		redeemed.)	(Mr. Holman is a former
Director)

(1)
Directly owns 352,293 shares. SRA owns no warrants of AmeriVest at this time. On January 14, 2004, 260,000 warrants were exercised by "immaculate exercise," resulting in SRA receiving 75,640 shares of common stock and 184,360 shares of common stock being cancelled. On March 28, 2003, shares of our common stock and warrants owned by SRA were transferred to Messrs. Ikenberry, Knight and Greenman in exchange for each of their 20% membership interests in SRA. Messrs. Ikenberry and Knight each received 11,021 shares of common stock and 12,500 warrants and Mr. Greenman received 11,021 shares of common stock. SRA received an advisory and capital project fee, as well as warrants, for those services under the terms of our agreement with them, which was terminated on November 1, 2002. See "—Agreement with Sheridan Realty Advisors, LLC." Includes 89,400 shares purchased by SRA in our 2001 public offering.

(2)
Directly owns 166,826 shares, received in its capacity as a member of Sheridan Investments, LLC when SI was dissolved in November 2003.

(3)
On November 18, 2003, shares of our common stock owned by SD were transferred to Messrs. Ikenberry, Knight, and Greenman in exchange for each of their membership interests in SD. Mr. Ikenberry received 4,597 shares of common stock, Mr. Knight received 4,566 shares of common stock, Mr. Greenman received 6,129 shares of common stock.

(4)
Sheridan Realty Corp. ceased operations in 2004.

        For a description of the beneficial ownership of our shares by each of Messrs. Atkins, Greenman, Hewitt, Holman, and Knight, see "Beneficial Owners of Securities."

Consulting Agreement with Mr. Hewitt

        Effective January 1, 2004, Alexander S. Hewitt, Director and Vice Chairman, had served as a consultant to the Company pursuant to a Consulting Agreement. His services may include consulting with and advising officers of the Company on product development, property design and quality control, and providing assistance in maintaining relationships with stockholders, potential investors, financial advisors, customers and suppliers of the Company. The services as a consultant shall be coordinated with and accomplished in conjunction with the officers of the Company. The Chief Executive Officer may also request Mr. Hewitt to undertake reasonable consulting and managerial assignments on behalf of the Company. Mr. Hewitt receives $36,000 per year plus certain health insurance benefits for his services. He also has access to an office and phone and computer network in the Company's offices at no charge. In April 2005, we agreed with Mr. Hewitt to terminate the Consulting Agreement effective July 22, 2005.

Conflicts of Interest Policies

        Our Board of Directors and our officers are subject to certain provisions of Maryland law which are designed to eliminate or minimize the effects of certain potential conflicts of interest. In addition, our By-Laws provide that any transaction between us and an interested party must be fully disclosed to our Board, and that a majority of the directors not otherwise interested in the transaction (including a majority of independent directors) must make a determination that any sale, lease or joint venture transaction is fair and reasonable and that and any loan or equity investment transaction is fair, competitive and commercially reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

        All future transactions between us and our officers, directors and 5% stockholders will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of independent, disinterested directors of AmeriVest. Our Code of Ethics also addresses conflicts of interest. See "Corporate Governance—Conflicts of Interest." We believe that by following these procedures, AmeriVest will be able to mitigate the possible effects of these conflicts of interest.

        Other than as described in this section, there are no material relationships between us and our directors, executive officers or known holders of more than 5% of our common stock.

OTHER BUSINESS

        The Board of Directors is not aware of any other matters that are to be presented at the annual meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the annual meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment. See below, "Proposals By Individual Stockholders; Discretionary Authority To Vote Proxies."

PROPOSALS BY INDIVIDUAL STOCKHOLDERS;
DISCRETIONARY AUTHORITY TO VOTE PROXIES

        In order to be considered for inclusion in our proxy statement and form of proxy relating to the next annual meeting of stockholders following the end of our 2005 fiscal year, proposals by individual stockholders must be received by us no later than January 20, 2006. Stockholder proposals also must comply with certain SEC rules and regulations.

        Proposals that are not included in our proxy statement will be considered timely and may be presented at next year's annual meeting only if the advance notice provisions of our By-Laws are satisfied. Generally, in order for a stockholder to transact business at our annual meeting, a stockholder's notice of a proposal must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our Secretary not less than 53 days nor more than 90 days prior to our annual meeting. If less than 60 days notice of the annual meeting is given to stockholders, written notice of the proposal must be delivered or mailed, in the manner described above, to our Secretary no later than the seventh day following the day on which notice of the annual meeting was mailed to stockholders. If notice is not provided as described above, the persons named in our proxy for our 2005 annual meeting will be allowed to exercise their discretionary authority to vote on any such proposal without the matter having been discussed in the proxy statement for the 2005 annual meeting. A stockholder must also comply with certain other provisions of our By-Laws. A description of the procedures that must be followed by stockholders submitting proposals to nominate directors is described in greater detail above under "Nomination of Directors." For a copy of our By-Laws, please contact our Secretary at 1780 South Bellaire Street, Suite 100, Denver, Colorado 80222.

AVAILABILITY OF REPORTS ON FORM 10-K

        UPON WRITTEN REQUEST, AMERIVEST WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 TO ANY OF AMERIVEST'S STOCKHOLDERS OF RECORD, OR TO ANY STOCKHOLDER WHO OWNS OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 20, 2005. ANY REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS AMENDED, SHOULD BE MAILED TO THE SECRETARY, AMERIVEST PROPERTIES INC., 1780 SOUTH BELLAIRE STREET, SUITE 100, DENVER, COLORADO 80222, (303) 297-1800.

        This notice and proxy statement are sent by order of the Board of Directors.

Dated: May 20, 2005	Kathryn L. Hale Secretary

* * * * *

PROXY	PROXY

For the Annual Meeting of Stockholders of

AMERIVEST PROPERTIES INC.

Proxy Solicited on Behalf of the Board of Directors

        The undersigned stockholder of AmeriVest Properties Inc. (the "Corporation") hereby appoints Kathryn L. Hale and Charles K. Knight, or either of them, as proxies or                        (stockholders may strike the person(s) designated by the management of the Corporation and insert the name and address of the person(s) to vote the proxy and mail the proxy to the named proxy holder(s)) with full power of substitution to vote or otherwise represent all the shares of the undersigned with all of the powers which the undersigned would possess if personally present and voting such shares at the Annual Meeting of Stockholders of the Corporation, to be held at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202 on June 16, 2005 at 2:00 p.m. (Denver time), or any adjournments thereof, on the following matters. The undersigned hereby revokes any proxy previously given with respect to such shares.

1.
Election of the following directors to hold office until the annual meeting of stockholders to be held in the year 2006 and thereafter until their successors are duly elected and have qualified:

FOR William T. Atkins	[ ]	WITHHOLD AUTHORITY, William T. Atkins	[ ]
FOR Patrice Derrington	[ ]	WITHHOLD AUTHORITY, Patrice Derrington	[ ]
FOR Harry P. Gelles	[ ]	WITHHOLD AUTHORITY, Harry P. Gelles	[ ]
FOR Alexander S. Hewitt	[ ]	WITHHOLD AUTHORITY, Alexander S. Hewitt	[ ]
FOR Robert L. Holman	[ ]	WITHHOLD AUTHORITY, Robert L. Holman	[ ]
FOR Charles K. Knight	[ ]	WITHHOLD AUTHORITY, Charles K. Knight	[ ]
FOR John A. Labate	[ ]	WITHHOLD AUTHORITY, John A. Labate	[ ]
FOR Jerry J. Tepper	[ ]	WITHHOLD AUTHORITY, Jerry J. Tepper	[ ]

2.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

(Continued and to be signed on the reverse side)

Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1 and 2 and, in the discretion of the proxy holders, on any other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. This proxy is solicited on behalf of the Board of Directors of AmeriVest Properties Inc.

        EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

        MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [    ]

Dated:
Signature:
Signature if held jointly

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on June 16, 2005
ANNUAL MEETING OF STOCKHOLDERS to be held June 16, 2005
PROPOSAL NO. 1—ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION
Three Year Performance Award Program
BENEFICIAL OWNERS OF SECURITIES
TRANSACTIONS BETWEEN AMERIVEST AND RELATED PARTIES
OTHER BUSINESS
PROPOSALS BY INDIVIDUAL STOCKHOLDERS; DISCRETIONARY AUTHORITY TO VOTE PROXIES